Amalgamated Financial Corp. Reports Second Quarter 2023 Financial Results; Immediate Liquidity Coverage at 183% of Uninsured Non Super-Core Deposits Common Equity Tier 1 Capital Ratio of 12.51% NEW YORK, July 27, 2023 – (Globe Newswire) -- Amalgamated Financial Corp. (the “Company” or “Amalgamated”) (Nasdaq: AMAL), the holding company for Amalgamated Bank (the “Bank”), today announced its complete financial results for the second quarter ended June 30, 2023. Second Quarter 2023 Highlights (on a linked quarter basis) • Net income of $21.6 million, or $0.70 per diluted share, compared to $21.3 million, or $0.69 per diluted share. • Core net income1 of $22.0 million, or $0.72 per diluted share, as compared to $23.0 million, or $0.74 per diluted share. Deposits and Liquidity • Total deposits decreased $146.7 million, or 2.1%, to $6.9 billion including a $126.4 million decline in Brokered CD utilization. • Excluding Brokered CDs, deposits remained essentially unchanged at $6.4 billion, reflecting a strong and stable deposit base. • Political deposits increased $157.7 million, or 23.3%, to $835.8 million. • Average cost of deposits, excluding Brokered CDs, was 87 basis points for the quarter, where non-interest bearing deposits remained steady and comprised a noteworthy 46% of total deposits. • Super-core deposits totaled approximately $3.6 billion, had a weighted average life of 17 years, and comprised 55% of total deposits excluding Brokered CDs. • Total uninsured deposits were $3.9 billion, improving to 57% of total deposits. Excluding uninsured super-core deposits of approximately $2.5 billion, remaining uninsured deposits were approximately 20-23% of total deposits with immediate liquidity coverage of 183%. • Cash and borrowing capacity totaled $2.6 billion (immediately available) plus unpledged securities (two-day availability) of $758.3 million for total liquidity within two-days of $3.3 billion (85% of total uninsured deposits). Assets and Margin • Loans receivable, net of deferred loan origination costs, increased $53.5 million, or 1.3%, to $4.3 billion. • Held-to-maturity and available for sale PACE assessments grew $64.3 million to $1.1 billion. • Net interest income was $63.0 million, at the high-end of the guidance range provided in the first quarter. Net interest margin was 3.33%, in line with expectations. Share Repurchase • Repurchased approximately 139,000 shares, or $2.2 million of common stock under the Company’s $40 million share repurchase program announced in the first quarter of 2022. • The Company expects to continue repurchasing shares through its common stock share repurchase program, with $23.5 million of remaining capacity. The timing and exact amount of stock repurchase activity will be informed by economic and regulatory considerations as well as Amalgamated's overall position, earnings outlook, and capital deployment priorities. Investments and Capital • Tangible common equity ratio of 6.59%, represents another consecutive quarter of improvement. • Available for sale securities, which are 73% of the Company's traditional securities portfolio, had unrealized losses of 7.6%, with an effective duration of 1.8 years. • Traditional held-to-maturity securities, which are 27% of the Company's traditional securities portfolio, had unrecognized losses of 11.0%, with an effective duration of 4.1 years. • Regulatory capital remains above bank “well capitalized” standards, with a Common Equity Tier 1 ratio of 12.51% at June 30, 2023, and continues to increase in line with strategic plans. • Our leverage ratio was 7.78%, an increase of 28 basis points from the prior quarter. 1 1 Reconciliations of non-GAAP financial measures to the most comparable GAAP measure are set forth on the last page of the financial information accompanying this press release and may also be found on our website, www.amalgamatedbank.com.

Priscilla Sims Brown, President and Chief Executive Officer, commented, “Amalgamated is a conservatively managed bank with a simple model, prudent asset liability management practices, efficient operations, experienced management, strong asset quality and, importantly, a uniquely stable deposit base which is beginning to benefit from strong political deposit inflows as the presidential election cycle begins.” Second Quarter Earnings Net income for the second quarter of 2023 was $21.6 million, or $0.70 per diluted share, compared to $21.3 million, or $0.69 per diluted share, for the first quarter of 2023. The $0.3 million increase for the second quarter of 2023 compared to the preceding quarter was primarily driven by a $2.7 million increase in non-interest income, a $1.1 million decrease in provision expense, and a $1.1 million decrease in non-interest expense offset by a $4.3 million decrease in net interest income, and a $0.2 million increase in income tax expense. Core net income excluding the impact of solar tax equity investments (non-GAAP)1 for the second quarter of 2023 was $22.0 million, or $0.72 per diluted share, compared to $23.0 million, or $0.74 per diluted share, for the first quarter of 2023. Excluded from core net income for the second quarter of 2023 were $0.3 million of pre-tax losses on sales of securities and $0.3 million in severance costs. Excluded from the first quarter of 2023 were $3.1 million of pre-tax losses on the sale of securities and $0.8 million of pre-tax gains on subordinated debt repurchases. Net interest income was $63.0 million for the second quarter of 2023, compared to $67.3 million for the first quarter of 2023. Interest income on securities decreased $0.2 million driven by a 12 basis point increase in securities yield offset by a decrease in the average balance of securities of $102.0 million. Loan interest income increased $0.6 million driven by a $73.5 million increase in average loan balances offset by a 7 basis point decrease in loan yields. The increase in interest income was offset by higher interest expense on deposits of $5.0 million driven by a 45 basis point increase in deposit costs and an increase in the average balance of interest-bearing deposits of $165.5 million. The changes in deposit costs were primarily related to a $43.8 million increase in average Brokered CDs and a $112.5 million increase in average savings, NOW, and money market deposits. Net interest margin was 3.33% for the second quarter of 2023, a decrease of 26 basis points from 3.59% in the first quarter of 2023. The decrease is largely due to increased rates and average balances of interest-bearing liabilities, primarily costs for deposits. No prepayment penalties were earned in loan income in the first or second quarter of 2023. Provision for credit losses totaled $3.9 million for the second quarter of 2023 compared to $5.0 million in the first quarter of 2023. The decrease in the provision is largely due to a $1.2 million impairment charge on a Silicon Valley Bank (“SIVB”) senior note in the first quarter of 2023, which was subsequently sold during the second quarter. Core non-interest income excluding the impact of solar tax equity investments (non-GAAP)1 was $8.2 million for the second quarter of 2023, compared to $7.5 million in the first quarter of 2023. The increase of $0.7 million was primarily related to increased income from equity investments, higher Trust Department fees, and fees on treasury investments for certain clients seeking alternative yields to deposit pricing. Core non-interest expense (non-GAAP)1 for the second quarter of 2023 was $37.2 million, a decrease of $1.4 million from the first quarter of 2023. This was primarily driven by a $0.8 million decrease in compensation and employee benefits comprised mainly of increased payroll taxes given timing of corporate incentive payments, temporary personnel costs, and benefit insurance costs incurred during the first quarter of 2023. Additionally, advertising expense and data processing expense decreased during the quarter, offset by increased reserves for FDIC depository insurance and increased professional fees. 2

Our provision for income tax expense was $7.8 million for the second quarter of 2023, compared to $7.6 million for the first quarter of 2023. The increase reflects the higher pre-tax income in the second quarter. Our effective tax rate for the second quarter of 2023 was 26.5%, compared to 26.2% for the first quarter of 2023. Balance Sheet Quarterly Summary Total assets were $7.8 billion at June 30, 2023, compared to $7.8 billion at March 31, 2023, in keeping with our strategy to keep our balance sheet flat. Notable changes within individual balance sheet line items include a $53.5 million increase in loans receivable, net of deferred loan origination costs, funded mainly by a $58.9 million decrease in available-for-sale investment securities, and a $15.4 million decrease in resell agreements. Additionally, Brokered CDs declined by $126.4 million, offset by a $90.0 million increase in short-term borrowings. Total loans receivable, net of deferred loan origination costs at June 30, 2023 were $4.3 billion, an increase of $53.5 million, or 1.3%, compared to March 31, 2023. The increase in loans is primarily driven by a $32.9 million increase in multifamily loans, a $25.6 million increase in commercial and industrial loans, a $5.9 million increase in the commercial real estate portfolio, offset by a $1.6 million decrease in residential loans, and a $9.2 million decrease in construction loans. During the quarter we had $5.2 million of payoffs and upgrades of criticized or classified loans, including a payoff of a $3.8 million office related loan, as we continue to focus on the improving the credit quality of the commercial portfolio. Deposits at June 30, 2023 were $6.9 billion, a decrease of $146.7 million, or 2.1%, as compared to $7.0 billion as of March 31, 2023. Deposits excluding Brokered CDs decreased by $20.3 million to $6.4 billion, a 0.3% decrease compared to March 31, 2023. Deposits held by politically active customers, such as campaigns, PACs, advocacy-based organizations, and state and national party committees were $835.8 million as of June 30, 2023, an increase of $157.7 million compared to $678.1 million as of March 31, 2023. Non-interest-bearing deposits represented 45% of average total deposits and 43% of ending total deposits for the quarter ended June 30, 2023, contributing to an average cost of total deposits of 110 basis points. Nonperforming assets totaled $35.3 million, or 0.45% of period-end total assets at June 30, 2023, a decrease of $3.4 million, compared with $38.7 million, or 0.49% on a linked quarter basis. The decrease in non-performing assets was primarily driven by the $1.8 million SIVB senior note placed on nonaccrual status in the first quarter of 2023, which was subsequently sold in the second quarter, and a $1.3 million commercial real estate loan that was 90 days past due and accruing at March 31, 2023 was brought current in the second quarter. Additionally, a $1.7 million commercial loan was charged off in the quarter which was substantially reserved for as of the first quarter, offset by an additional $1.4 million in retail loans that were placed on nonaccrual status. During the quarter, the allowance for credit losses on loans increased $0.1 million to $67.4 million at June 30, 2023 from $67.3 million at March 31, 2023. The ratio of allowance to total loans was 1.59%, a decrease of 2 basis points from 1.61% in the first quarter of 2023. Capital Quarterly Summary As of June 30, 2023, our Common Equity Tier 1 Capital Ratio was 12.51%, Total Risk-Based Capital Ratio was 15.26%, and Tier-1 Leverage Capital Ratio was 7.78%, compared to 12.23%, 15.00%, and 7.50%, respectively, as of March 31, 2023. Stockholders’ equity at June 30, 2023 was $528.6 million, compared to $519.2 million at March 31, 2023. The increase in stockholders’ equity was primarily driven by $21.6 million of net income for the quarter offset by a $7.9 million increase in accumulated other comprehensive loss due to the tax effected mark-to-market on our available for sale securities portfolio. Our tangible book value per share was $16.78 as of June 30, 2023 compared to $16.42 as of March 31, 2023. Tangible common equity was 6.59% of tangible assets, compared to 6.43% as of March 31, 2023. 3

Conference Call As previously announced, Amalgamated Financial Corp. will host a conference call to discuss its second quarter 2023 results today, July 27, 2023 at 11:00am (Eastern Time). The conference call can be accessed by dialing 1-877-407-9716 (domestic) or 1-201-493-6779 (international) and asking for the Amalgamated Financial Corp. Second Quarter 2023 Earnings Call. A telephonic replay will be available approximately two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers 1-412-317-6671 and providing the access code 13739618. The telephonic replay will be available until August 3, 2023. Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the investor relations section of our website at https://ir.amalgamatedbank.com/. The online replay will remain available for a limited time beginning immediately following the call. The presentation materials for the call can be accessed on the investor relations section of our website at https:// ir.amalgamatedbank.com/. About Amalgamated Financial Corp. Amalgamated Financial Corp. is a Delaware public benefit corporation and a bank holding company engaged in commercial banking and financial services through its wholly-owned subsidiary, Amalgamated Bank. Amalgamated Bank is a New York-based full-service commercial bank and a chartered trust company with a combined network of five branches across New York City, Washington D.C., and San Francisco, and a commercial office in Boston. Amalgamated Bank was formed in 1923 as Amalgamated Bank of New York by the Amalgamated Clothing Workers of America, one of the country's oldest labor unions. Amalgamated Bank provides commercial banking and trust services nationally and offers a full range of products and services to both commercial and retail customers. Amalgamated Bank is a proud member of the Global Alliance for Banking on Values and is a certified B Corporation®. As of June 30, 2023, our total assets were $7.8 billion, total net loans were $4.2 billion, and total deposits were $6.9 billion. Additionally, as of June 30, 2023, our trust business held $40.3 billion in assets under custody and $14.5 billion in assets under management. Non-GAAP Financial Measures This release (and the accompanying financial information and tables) refer to certain non-GAAP financial measures including, without limitation, “Core operating revenue,” “Core non-interest expense,” “Core non-interest income,” “Core net income,” “Tangible common equity,” “Average tangible common equity,” “Core return on average assets,” “Core return on average tangible common equity,” and “Core efficiency ratio.” Our management utilizes this information to compare our operating performance for June 30, 2023 versus certain periods in 2023 and 2022 and to prepare internal projections. We believe these non-GAAP financial measures facilitate making period-to-period comparisons and are meaningful indications of our operating performance. In addition, because intangible assets such as goodwill and other discrete items unrelated to our core business, which are excluded, vary extensively from company to company, we believe that the presentation of this information allows investors to more easily compare our results to those of other companies. The presentation of non-GAAP financial information, however, is not intended to be considered in isolation or as a substitute for GAAP financial measures. We strongly encourage readers to review the GAAP financial measures included in this release and not to place undue reliance upon any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures presented in this release with other companies’ non-GAAP financial measures having the same or similar names. Reconciliations of non- GAAP financial disclosures to comparable GAAP measures found in this release are set forth in the final pages of this release and also may be viewed on our website, amalgamatedbank.com. 4

Terminology Certain terms used in this release are defined as follows: “Core efficiency ratio” is defined as “Core non-interest expense” divided by “Core operating revenue.” We believe the most directly comparable performance ratio derived from GAAP financial measures is an efficiency ratio calculated by dividing total non-interest expense by the sum of net interest income and total non-interest income. “Core efficiency ratio excluding solar tax impact” is defined as “Core non-interest expense” divided by “Core operating revenue excluding solar tax impact.” We believe the most directly comparable performance ratio derived from GAAP financial measures is an efficiency ratio calculated by dividing total non-interest expense by the sum of net interest income and total non-interest income. “Core net income” is defined as net income after tax excluding gains and losses on sales of securities, gains on the sale of owned property, costs related to branch closures, restructuring/severance costs, acquisition costs, and taxes on notable pre- tax items. We believe the most directly comparable GAAP financial measure is net income. “Core net income excluding solar tax impact” is defined as net income after tax excluding gains and losses on sales of securities, gains on the sale of owned property, costs related to branch closures, restructuring/severance costs, acquisition costs, tax credits and accelerated depreciation on solar equity investments, and taxes on notable pre-tax items. We believe the most directly comparable GAAP financial measure is net income. “Core non-interest expense” is defined as total non-interest expense excluding costs related to branch closures, restructuring/severance, and acquisitions. We believe the most directly comparable GAAP financial measure is total non- interest expense. “Core non-interest income excluding the impact of solar tax equity investments” is defined as total non-interest income excluding gains and losses on sales of securities, gains on the sale of owned property, and tax credits and depreciation on solar equity investments. We believe the most directly comparable GAAP financial measure is non-interest income. “Core operating revenue” is defined as total net interest income plus “core non-interest income”, defined as non-interest income excluding gains and losses on sales of securities and gains on the sale of owned property. We believe the most directly comparable GAAP financial measure is the total of net interest income and non-interest income. “Core operating revenue excluding solar tax impact” is defined as total net interest income plus non-interest income excluding gains and losses on sales of securities, gains on the sale of owned property, and tax credits and depreciation on solar equity investments. We believe the most directly comparable GAAP financial measure is the total of net interest income and non-interest income. “Core return on average assets” is defined as “Core net income” divided by average total assets. We believe the most directly comparable performance ratio derived from GAAP financial measures is return on average assets calculated by dividing net income by average total assets. “Core return on average assets excluding solar tax impact” is defined as “Core net income excluding solar tax impact” divided by average total assets. We believe the most directly comparable performance ratio derived from GAAP financial measures is return on average assets calculated by dividing net income by average total assets. 5

“Core return on average tangible common equity” is defined as “Core net income” divided by “Average tangible common equity.” We believe the most directly comparable performance ratio derived from GAAP financial measures is return on average equity calculated by dividing net income by average total stockholders’ equity. “Core return on average tangible common equity excluding solar tax impact” is defined as “Core net income excluding solar tax impact” divided by “Average tangible common equity.” We believe the most directly comparable performance ratio derived from GAAP financial measures is return on average equity calculated by dividing net income by average total stockholders’ equity. “Super-core deposits” are defined as total deposits from commercial and consumer customers, with a relationship length of greater than 5 years. We believe the most directly comparable GAAP financial measure is total deposits. “Tangible assets” are defined as total assets excluding, as applicable, goodwill and core deposit intangibles. We believe the most directly comparable GAAP financial measure is total assets. “Tangible common equity”, and “Tangible book value” are defined as stockholders’ equity excluding, as applicable, minority interests, preferred stock, goodwill and core deposit intangibles. We believe that the most directly comparable GAAP financial measure is total stockholders’ equity. "Traditional securities portfolio" is defined as total investment securities excluding PACE assessments. We believe the most directly comparable GAAP financial measure is total investment securities. 6

Forward-Looking Statements Statements included in this release that are not historical in nature are intended to be, and are hereby identified as, forward- looking statements within the meaning of the Private Securities Litigation Reform Act, Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified through the use of forward- looking terminology such as “may,” “will,” “anticipate,” “aspire,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “in the future,” “may” and “intend,” as well as other similar words and expressions of the future. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors, any or all of which could cause actual results to differ materially from the results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: (i) uncertain conditions in the banking industry and in national, regional and local economies in our core markets, which may have an adverse impact on our business, operations and financial performance; (ii) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (iii) deposit outflows and subsequent declines in liquidity caused by factors that could include lack of confidence in the banking system, a deterioration in market conditions or the financial condition of depositors; (iv) changes in our deposits, including an increase in uninsured deposits; (v) unfavorable conditions in the capital markets, which may cause declines in our stock price and the value of our investments; (vi) continued fluctuation of the interest rate environment, including changes in net interest margin or changes that affect the yield curve on investments; (vii) potential deterioration in real estate collateral values; (viii) changes in legislation, regulation, public policies, or administrative practices impacting the banking industry, including increased regulation and FDIC assessments in the aftermath of recent bank failures; (ix) the outcome of legal or regulatory proceedings that may be instituted against us; (x) our inability to maintain the historical growth rate of the loan portfolio; (xi) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (xii) the impact of competition with other financial institutions, including pricing pressures and the resulting impact on our results, including as a result of compression to net interest margin; (xiii) any matter that would cause us to conclude that there was impairment of any asset, including intangible assets; (xiv) the risk that the preliminary financial information reported herein and our current preliminary analysis will be different when our review is finalized; (xv) increased competition for experienced members of the workforce including executives in the banking industry; (xvi) a failure in or breach of our operational or security systems or infrastructure, or those of third party vendors or other service providers, including as a result of unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches; (xvii) a downgrade in our credit rating; (xviii) increased political opposition to Environmental, Social and Governance (“ESG”) practices; (xix) recessionary conditions; (xx) the ongoing economic effects of the COVID-19 pandemic; (xxi) physical and transitional risks related to climate change as they impact our business and the businesses that we finance, and (xxii) future repurchase of our shares through our common stock repurchase program. Additional factors which could affect the forward-looking statements can be found in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC and available on the SEC's website at https://www.sec.gov/. We disclaim any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by law. Investor Contact: Jamie Lillis Solebury Strategic Communications shareholderrelations@amalgamatedbank.com 800-895-4172 7

Consolidated Statements of Income (unaudited)

($ in thousands)	Three Months Ended June 30, 2023	Three Months Ended March 31, 2023	Three Months Ended June 30, 2022	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022
INTEREST AND DIVIDEND INCOME					
Loans	$ 45,360	$ 44,806	$ 33,766	$ 90,166	$ 64,893
Securities	39,506	39,512	24,352	79,018	43,507
Interest-bearing deposits in banks	1,056	618	551	1,673	730
Total interest and dividend income	85,922	84,936	58,669	170,857	109,130
INTEREST EXPENSE					
Deposits	18,816	13,835	1,481	32,651	2,883
Borrowed funds	4,121	3,821	690	7,942	1,381
Total interest expense	22,937	17,656	2,171	40,593	4,264
NET INTEREST INCOME	62,985	67,280	56,498	130,264	104,866
Provision for credit losses[(1)]	3,940	4,958	2,912	8,899	5,205
Net interest income after provision for credit losses	59,045	62,322	53,586	121,365	99,661
NON-INTEREST INCOME					
Trust Department fees	4,006	3,929	3,479	7,935	6,970
Service charges on deposit accounts	2,712	2,455	2,826	5,166	5,273
Bank-owned life insurance income	546	781	1,283	1,327	2,097
Losses on sale of securities	(267)	(3,086)	(582)	(3,353)	(420)
Gains on sale of loans, net	2	3	492	4	335
Loss on other real estate owned, net	—	—	—	—	—
Equity method investments income	556	153	(638)	711	(206)
Other income	389	973	386	1,360	619
Total non-interest income	7,944	5,208	7,246	13,150	14,668
NON-INTEREST EXPENSE					
Compensation and employee benefits	21,165	22,014	18,046	43,180	35,715
Occupancy and depreciation	3,436	3,399	3,457	6,835	6,897
Professional fees	2,759	2,230	2,745	4,989	5,560
Data processing	4,082	4,549	4,327	8,631	9,511
Office maintenance and depreciation	718	728	784	1,445	1,509
Amortization of intangible assets	222	222	261	444	523
Advertising and promotion	1,028	1,587	761	2,615	1,615
Federal deposit insurance premiums	1,100	718	761	1,818	1,427
Other expense	3,019	3,180	3,204	6,199	5,986
Total non-interest expense	37,529	38,627	34,346	76,156	68,743
Income before income taxes	29,460	28,903	26,486	58,359	45,586
Income tax expense	7,818	7,565	6,873	15,383	11,808
Net income	$ 21,642	$ 21,338	$ 19,613	$ 42,976	$ 33,778
Earnings per common share - basic	$ 0.71	$ 0.69	$ 0.64	$ 1.40	$ 1.09
Earnings per common share - diluted	$ 0.70	$ 0.69	$ 0.63	$ 1.39	$ 1.08

(1) In accordance with the adoption of the Current Expected Credit Losses ("CECL") standard on January 1, 2023, the provision for credit losses as of June 30, 2023 and March 31, 2023 is calculated under the current expected credit losses model. For June 30, 2022, the provision presented is the provision for loan losses calculated using the incurred loss model.

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amalgamated FINANCIAL CORP.

Consolidated Statements of Financial Condition

($ in thousands)	June 30, 2023 (unaudited)	March 31, 2023 (unaudited)	December 31, 2022
Assets			
Cash and due from banks	$ 4,419	$ 5,192	$ 5,110
Interest-bearing deposits in banks	61,296	125,705	58,430
Total cash and cash equivalents	65,715	130,897	63,540
Securities:			
Available for sale, at fair value	1,580,248	1,639,105	1,812,476
Held-to-maturity, at amortized cost:			
Traditional securities, net of allowance for credit losses of $57 and $58 at June 30, 2023 and March 31, 2023, respectively	617,380	622,741	629,424
PACE assessments, net of allowance for credit losses of $650 and $629 at June 30, 2023 and March 31, 2023, respectively	1,037,151	995,766	911,877
	1,654,531	1,618,507	1,541,301
Loans held for sale	2,458	5,653	7,943
Loans receivable, net of deferred loan origination costs	4,251,738	4,198,170	4,106,002
Allowance for credit losses[(1)]	(67,431)	(67,323)	(45,031)
Loans receivable, net	4,184,307	4,130,847	4,060,971
Resell agreements	—	15,431	25,754
Federal Home Loan Bank of New York ("FHLBNY") stock, at cost	4,192	3,507	29,607
Accrued interest and dividends receivable	44,104	40,844	41,441
Premises and equipment, net	8,933	9,250	9,856
Bank-owned life insurance	105,951	105,405	105,624
Right-of-use lease asset	24,721	26,516	28,236
Deferred tax asset, net	63,477	62,504	62,507
Goodwill	12,936	12,936	12,936
Intangible assets, net	2,661	2,883	3,105
Equity method investments	11,657	8,170	8,305
Other assets	26,921	24,001	29,522
Total assets	$ 7,792,812	$ 7,836,456	$ 7,843,124
Liabilities			
Deposits	$ 6,894,651	$ 7,041,361	$ 6,595,037
Subordinated debt, net	73,766	73,737	77,708
FHLBNY advances	—	—	580,000
Other borrowings	230,000	140,000	—
Operating leases	35,801	38,333	40,779
Other liabilities	29,980	23,867	40,645
Total liabilities	7,264,198	7,317,298	7,334,169
Stockholders' equity			
Common stock, par value $.01 per share	307	307	307
Additional paid-in capital	286,877	287,514	286,947
Retained earnings	349,204	330,673	330,275
Accumulated other comprehensive loss, net of income taxes	(105,214)	(97,317)	(108,707)
Treasury stock, at cost	(2,693)	(2,152)	—
Total Amalgamated Financial Corp. stockholders' equity	528,481	519,025	508,822
Noncontrolling interests	133	133	133
Total stockholders' equity	528,614	519,158	508,955
Total liabilities and stockholders' equity	$ 7,792,812	$ 7,836,456	$ 7,843,124

(1) In accordance with the adoption of the CECL standard on January 1, 2023, the allowance for credit losses on both loans and securities as of June 30, 2023 and March 31, 2023 is calculated under the current expected credit losses model. For December 31, 2022, no allowance was calculated on securities, and the allowance on loans presented is the allowance for loan losses calculated using the incurred loss model.

9

Select Financial Data As of and for the As of and for the Three Months Ended Six Months Ended June 30, March 31, June 30, June 30, (Shares in thousands) 2023 2023 2022 2023 2022 Selected Financial Ratios and Other Data: Earnings per share Basic $ 0.71 $ 0.69 $ 0.64 $ 1.40 $ 1.09 Diluted 0.70 0.69 0.63 1.39 1.08 Core net income (non-GAAP) Basic $ 0.72 $ 0.75 $ 0.66 $ 1.47 $ 1.12 Diluted 0.72 0.74 0.65 1.46 1.11 Core net income excluding solar tax impact (non-GAAP) Basic $ 0.72 $ 0.75 $ 0.68 $ 1.47 $ 1.14 Diluted 0.72 0.74 0.67 1.46 1.12 Book value per common share (excluding minority interest) $ 17.29 $ 16.94 $ 16.23 $ 17.29 $ 16.23 Tangible book value per share (non-GAAP) $ 16.78 $ 16.42 $ 15.69 $ 16.78 $ 15.69 Common shares outstanding, par value $.01 per share(1) 30,573 30,642 30,684 30,573 30,684 Weighted average common shares outstanding, basic 30,619 30,706 30,818 30,662 30,962 Weighted average common shares outstanding, diluted 30,776 30,939 31,189 30,820 31,332 (1) 70,000,000 shares authorized; 30,736,141, 30,700,198, and 30,995,271 shares issued for the periods ended June 30, 2023, March 31, 2023, and June 30, 2022 respectively, and 30,572,606, 30,700,198, and 30,995,271 shares outstanding for the periods ended June 30, 2023, March 31, 2023, and June 30, 2022, respectively. 10 amalgamated FINANCIAL CORP.

Select Financial Data

	As of and for the Three Months Ended			As of and for the Six Months Ended	
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Selected Performance Metrics:					
Return on average assets	1.11 %	1.11 %	1.01 %	1.11 %	0.90 %
Core return on average assets (non-GAAP)	1.13 %	1.19 %	1.05 %	1.16 %	0.92 %
Core return on average assets excluding solar tax impact (non-GAAP)	1.13 %	1.19 %	1.08 %	1.16 %	0.94 %
Return on average equity	16.45 %	17.22 %	15.20 %	16.83 %	12.64 %
Core return on average tangible common equity (non-GAAP)	17.28 %	19.21 %	16.25 %	18.21 %	13.38 %
Core return on average tangible common equity excluding solar tax impact (non-GAAP)	17.28 %	19.21 %	16.76 %	18.21 %	13.61 %
Average equity to average assets	6.77 %	6.42 %	6.67 %	6.60 %	7.11 %
Tangible common equity to tangible assets (non-GAAP)	6.59 %	6.43 %	6.07 %	6.59 %	6.07 %
Loan yield	4.33 %	4.40 %	3.82 %	4.36 %	3.86 %
Securities yield	4.85 %	4.73 %	2.71 %	4.79 %	2.54 %
Deposit cost	1.10 %	0.81 %	0.08 %	0.96 %	0.08 %
Net interest margin	3.33 %	3.59 %	3.03 %	3.46 %	2.90 %
Efficiency ratio [(1)]	52.91 %	53.29 %	53.88 %	53.10 %	57.51 %
Core efficiency ratio (non-GAAP)	52.31 %	51.64 %	52.90 %	51.97 %	56.69 %
Core efficiency ratio excluding solar tax impact (non-GAAP)	52.31 %	51.64 %	52.20 %	51.97 %	56.32 %
Asset Quality Ratios:					
Nonaccrual loans to total loans	0.79 %	0.71 %	0.67 %	0.79 %	0.67 %
Nonperforming assets to total assets	0.45 %	0.49 %	0.82 %	0.45 %	0.82 %
Allowance for credit losses on loans to nonaccrual loans[(2)]	200.19 %	224.74 %	161.81 %	200.19 %	161.81 %
Allowance for credit losses on loans to total loans[(2)]	1.59 %	1.61 %	1.08 %	1.59 %	1.08 %
Annualized net charge-offs (recoveries) to average loans	0.29 %	0.25 %	0.11 %	0.27 %	0.19 %
Capital Ratios:					
Tier 1 leverage capital ratio	7.78 %	7.50 %	7.08 %	7.78 %	7.08 %
Tier 1 risk-based capital ratio	12.51 %	12.23 %	11.75 %	12.51 %	11.75 %
Total risk-based capital ratio	15.26 %	15.00 %	14.41 %	15.26 %	14.41 %
Common equity tier 1 capital ratio	12.51 %	12.23 %	11.75 %	12.51 %	11.75 %

(1) Efficiency ratio is calculated by dividing total non-interest expense by the sum of net interest income and total non-interest income

(2) In accordance with the adoption of the CECL standard on January 1, 2023, the allowance for credit losses on loans as of June 30, 2023 and March 31, 2023 are calculated under the current expected credit losses model. For June 30, 2022, the allowance on loans presented is the allowance for loan losses calculated using the incurred loss model.

11

amalgamated FINANCIAL CORP.

Loan and Held-to-Maturity Securities Portfolio Composition

(In thousands)	At June 30, 2023		At March 31, 2023		At June 30, 2022	
	Amount	% of total loans	Amount	% of total loans	Amount	% of total loans
Commercial portfolio:						
Commercial and industrial	$ 949,403	22.3%	$ 923,853	22.0%	$ 743,403	20.4%
Multifamily	1,095,752	25.8%	1,062,826	25.3%	860,514	23.6%
Commercial real estate	333,340	7.8%	327,477	7.8%	333,987	9.2%
Construction and land development	28,664	0.7%	37,828	0.9%	43,212	1.2%
Total commercial portfolio	2,407,159	56.6%	2,351,984	56.0%	1,981,116	54.4%
Retail portfolio:						
Residential real estate lending	1,388,571	32.7%	1,390,135	33.1%	1,236,088	33.9%
Consumer solar[1]	411,873	9.7%	410,725	9.8%	382,097	10.5%
Consumer and other[1]	44,135	1.0%	45,326	1.1%	44,297	1.2%
Total retail portfolio	1,844,579	43.4%	1,846,186	44.0%	1,662,482	45.6%
Total loans held for investment	4,251,738	100.0%	4,198,170	100.0%	3,643,598	100.0%
Net deferred loan origination costs[2]	—		—		4,806	
Allowance for credit losses[3]	(67,431)		(67,323)		(39,477)	
Loans receivable, net	$ 4,184,307		$ 4,130,847		$ 3,608,927	
Held-to-maturity securities portfolio:						
PACE assessments	$ 1,037,800	62.7%	$ 996,395	61.5%	$ 742,146	53.9%
Other securities	617,437	37.3%	622,799	38.5%	633,520	46.1%
Total held-to-maturity securities	1,655,237	100.0%	1,619,194	100.0%	1,375,666	100.0%
Allowance for credit losses[3]	(707)		(687)		—	
Total held-to-maturity securities, net	$ 1,654,530		$ 1,618,507		$ 1,375,666	

(1) The Company adopted the CECL standard on January 1, 2023. As a result, the classification of loan segments was updated, and all loan balances for presented periods have been reclassified.

(2) With the adoption of the CECL standard, loans balances as of June 30, 2023 and March 31, 2023 are presented at amortized cost, net of deferred loan origination costs.

(3) With the adoption of the CECL standard, the allowance for credit losses on both loans and securities as of June 30, 2023 and March 31, 2023 are calculated under the current expected credit losses model. For June 30, 2022, no allowance was calculated on securities, and the allowance on loans presented is the allowance for loan losses calculated using the incurred loss model.

12

amalgamated FINANCIAL CORP.

Net Interest Income Analysis

	Three Months Ended								
	June 30, 2023			March 31, 2023			June 30, 2022		
(In thousands)	Average Balance	Income / Expense	Yield / Rate	Average Balance	Income / Expense	Yield / Rate	Average Balance	Income / Expense	Yield / Rate
Interest-earning assets:									
Interest-bearing deposits in banks	$ 114,010	$ 1,056	3.72%	$ 90,962	$ 618	2.76%	$ 305,134	$ 551	0.72%
Securities[1]	3,259,797	39,393	4.85%	3,361,750	39,193	4.73%	3,443,987	23,308	2.71%
Resell agreements	5,570	113	8.14%	18,644	319	6.94%	231,468	1,044	1.81%
Loans receivable, net[2][3]	4,202,911	45,360	4.33%	4,129,460	44,806	4.40%	3,504,223	33,766	3.86%
Total interest-earning assets	7,582,288	85,922	4.55%	7,600,816	84,936	4.53%	7,484,812	58,669	3.14%
Non-interest-earning assets:									
Cash and due from banks	5,034			4,015			9,296		
Other assets	208,944			217,020			266,186		
Total assets	$ 7,796,266			$ 7,821,851			$ 7,760,294		
Interest-bearing liabilities:									
Savings, NOW and money market deposits	$ 3,203,681	$ 13,298	1.66%	$ 3,091,228	$ 9,555	1.25%	$ 3,030,788	$ 1,332	0.18%
Time deposits	158,992	610	1.54%	149,814	297	0.80%	192,181	149	0.31%
Brokered CDs	411,510	4,908	4.78%	367,684	3,983	4.39%	—	—	0.00%
Total interest-bearing deposits	3,774,183	18,816	2.00%	3,608,726	13,835	1.55%	3,222,969	1,481	0.18%
Other borrowings	371,004	4,121	4.46%	347,878	3,821	4.45%	83,886	690	3.30%
Total interest-bearing liabilities	4,145,187	22,937	2.22%	3,956,604	17,656	1.81%	3,306,855	2,171	0.26%
Non-interest-bearing liabilities:									
Demand and transaction deposits	3,055,770			3,286,964			3,855,735		
Other liabilities	67,710			75,798			80,274		
Total liabilities	7,268,667			7,319,366			7,242,864		
Stockholders' equity	527,599			502,485			517,430		
Total liabilities and stockholders' equity	$ 7,796,266			$ 7,821,851			$ 7,760,294		
Net interest income / interest rate spread		$ 62,985	2.33%		$ 67,280	2.72%		$ 56,498	2.88%
Net interest-earning assets / net interest margin	$ 3,437,101		3.33%	$ 3,644,212		3.59%	$ 4,177,957		3.03%
Total deposits excluding Brokered CDs / total cost of deposits excluding Brokered CDs	$ 6,418,443		0.87%	$ 6,528,006		0.61%	$ 7,078,704		0.08%
Total deposits / total cost of deposits	$ 6,829,953		1.10%	$ 6,895,690		0.81%	$ 7,078,704		0.08%
Total funding / total cost of funds	$ 7,200,957		1.28%	$ 7,243,568		0.99%	$ 7,162,590		0.12%

(1) Includes FHLBNY stock in the average balance, and dividend income on FHLBNY stock in interest income.
(2) Amounts are net of deferred origination costs. With the adoption of the CECL standard on January 1, 2023, the average balance of the allowance for credit losses on loans was reclassified for all presented periods to other assets to allow for comparability.
(3) Includes prepayment penalty interest income in 2Q2023, 1Q2023, and 2Q2022 of $0, $0, and $379, respectively (in thousands).

13

amalgamated FINANCIAL CORP.

Net Interest Income Analysis

(In thousands)	Six Months Ended June 30, 2023 Average Balance	Income / Expense	Yield / Rate	June 30, 2022 Average Balance	Income / Expense	Yield / Rate
Interest-earning assets:						
Interest-bearing deposits in banks	$ 102,550	$ 1,673	3.29%	$ 364,178	$ 730	0.40%
Securities[1]	3,310,492	78,586	4.79%	3,319,009	41,743	2.54%
Resell agreements	12,071	432	7.22%	225,378	1,764	1.58%
Total loans, net[2][3]	4,166,389	90,166	4.36%	3,392,788	64,893	3.86%
Total interest-earning assets	7,591,502	170,857	4.54%	7,301,353	109,130	3.01%
Non-interest-earning assets:						
Cash and due from banks	4,527			9,261		
Other assets	212,960			266,932		
Total assets	$ 7,808,989			$ 7,577,546		
Interest-bearing liabilities:						
Savings, NOW and money market deposits	$ 3,147,765	$ 22,853	1.46%	$ 2,963,809	$ 2,579	0.18%
Time deposits	154,429	907	1.18%	195,741	304	0.31%
Brokered CDs	389,718	8,891	4.60%	—	—	0.00%
Total interest-bearing deposits	3,691,912	32,651	1.78%	3,159,550	2,883	0.18%
Other borrowings	359,505	7,942	4.45%	84,239	1,381	3.31%
Total interest-bearing liabilities	4,051,417	40,593	2.02%	3,243,789	4,264	0.27%
Non-interest-bearing liabilities:						
Demand and transaction deposits	3,170,729			3,703,455		
Other liabilities	71,732			91,510		
Total liabilities	7,293,878			7,038,754		
Stockholders' equity	515,111			538,792		
Total liabilities and stockholders' equity	$ 7,808,989			$ 7,577,546		
Net interest income / interest rate spread		$ 130,264	2.52%		$ 104,866	2.74%
Net interest-earning assets / net interest margin	$ 3,540,085		3.46%	$ 4,057,564		2.90%
Total deposits excluding Brokered CDs / total cost of deposits excluding Brokered CDs	$ 6,472,923		0.74%	$ 6,863,005		0.08%
Total deposits / total cost of deposits	$ 6,862,641		0.96%	$ 6,863,005		0.08%
Total funding / total cost of funds	$ 7,222,146		1.13%	$ 6,947,244		0.12%

(1) Includes FHLBNY stock in the average balance, and dividend income on FHLBNY stock in interest income.
(2) Amounts are net of deferred origination costs. With the adoption of the CECL standard on January 1, 2023, the average balance of the allowance for credit losses on loans was reclassified for all presented periods to other assets to allow for comparability.
(3) Includes prepayment penalty interest income in June YTD 2023 and June YTD 2022 of $0 and $0.8 million, respectively

14

Deposit Portfolio Composition

(In thousands)	Three Months Ended					
	June 30, 2023		March 31, 2023		June 30, 2022	
	Ending Balance	Average Balance	Ending Balance	Average Balance	Ending Balance	Average Balance
Non-interest-bearing demand deposit accounts	$ 2,958,104	$ 3,055,770	$ 3,015,558	$ 3,286,964	$ 3,965,907	$ 3,855,735
NOW accounts	199,262	193,851	199,518	196,499	208,795	211,007
Money market deposit accounts	2,744,411	2,644,580	2,702,464	2,514,835	2,540,657	2,431,571
Savings accounts	363,058	365,250	371,240	379,894	388,185	388,210
Time deposits	161,335	158,992	157,697	149,814	187,623	192,181
Brokered CDs	468,481	411,510	594,884	367,684	—	—
Total deposits	$ 6,894,651	$ 6,829,953	$ 7,041,361	$ 6,895,690	$ 7,291,167	$ 7,078,704
Total deposits excluding Brokered CDs	$ 6,426,170	$ 6,418,443	$ 6,446,477	$ 6,528,006	$ 7,291,167	$ 7,078,704

(In thousands)	Three Months Ended					
	June 30, 2023		March 31, 2023		June 30, 2022	
	Average Rate Paid[(1)]	Cost of Funds	Average Rate Paid[(1)]	Cost of Funds	Average Rate Paid[(1)]	Cost of Funds
Non-interest bearing demand deposit accounts	0.00 %	0.00%	0.00%	0.00%	0.00%	0.00%
NOW accounts	0.95 %	0.96%	0.76%	0.76%	0.13%	0.09%
Money market deposit accounts	2.02 %	1.81%	1.59%	1.36%	0.20%	0.19%
Savings accounts	1.04 %	1.00%	0.95%	0.78%	0.15%	0.11%
Time deposits	1.77 %	1.54%	1.25%	0.80%	0.30%	0.31%
Brokered CDs	5.02 %	4.78%	4.52%	4.39%	0.00%	—
Total deposits	1.27 %	1.10%	1.09%	0.81%	0.09%	0.08%
Interest-bearing deposits excluding Brokered CDs	1.84 %	1.66%	1.47%	1.23%	0.20%	0.18%

(1) Average rate paid is calculated as the weighted average of spot rates on deposit accounts as of June 30, 2023.

15

Asset Quality (In thousands) June 30, 2023 March 31, 2023 June 30, 2022 Loans 90 days past due and accruing $ — $ 1,299 $ — Nonaccrual loans held for sale 1,546 5,653 4,841 Nonaccrual loans - Commercial 28,078 25,779 22,028 Nonaccrual loans - Retail 5,606 4,177 2,369 Other real estate owned — — 307 Nonaccrual securities 35 1,835 56 Total nonperforming assets $ 35,265 $ 38,743 $ 29,601 Nonaccrual loans: Commercial and industrial $ 7,575 $ 9,521 $ 9,550 Multifamily 2,376 2,710 3,494 Commercial real estate 4,660 4,745 3,931 Construction and land development 13,467 8,803 5,053 Total commercial portfolio 28,078 25,779 22,028 Residential real estate lending 2,470 2,016 898 Consumer solar 2,811 2,021 1,451 Consumer and other 325 140 20 Total retail portfolio 5,606 4,177 2,369 Total nonaccrual loans $ 33,684 $ 29,956 $ 24,397 Nonaccrual loans to total loans 0.79% 0.71% 0.67 % Nonperforming assets to total assets 0.45% 0.49% 0.82 % Allowance for credit losses on loans to nonaccrual loans 200.19% 224.74% 161.81 % Allowance for credit losses on loans to total loans 1.59% 1.61% 1.08 % Annualized net charge-offs (recoveries) to average loans 0.29% 0.25% 0.11% 16

Credit Quality June 30, 2023 March 31, 2023 June 30, 2022 ($ in thousands) Criticized and classified loans Commercial and industrial $ 34,987 $ 35,823 $ 32,869 Multifamily 17,668 18,710 53,347 Commercial real estate 29,788 35,121 39,744 Construction and land development 15,891 16,426 7,476 Residential real estate lending 2,470 2,016 898 Consumer solar 2,811 2,021 1,451 Consumer and other 325 140 20 Total loans $ 103,940 $ 110,257 $ 135,805 Criticized and classified loans to total loans Commercial and industrial 0.82% 0.85% 0.90 % Multifamily 0.42% 0.45% 1.46 % Commercial real estate 0.70% 0.84% 1.09 % Construction and land development 0.37% 0.39% 0.20 % Residential real estate lending 0.06% 0.05% 0.02 % Consumer solar 0.07% 0.05% 0.04 % Consumer and other 0.01% 0.00% 0.00% 2.45% 2.63% 3.71% 17

Reconciliation of GAAP to Non-GAAP Financial Measures

The information provided below presents a reconciliation of each of our non-GAAP financial measures to the most directly comparable GAAP financial measure.

	As of and for the Three Months Ended			As of and for the Six Months Ended	
(in thousands)	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Core operating revenue					
Net Interest income (GAAP)	$ 62,985	$ 67,280	$ 56,498	$ 130,264	$ 104,866
Non-interest income	7,944	5,208	7,246	13,150	14,668
Less: Securities (gain) loss	267	3,086	582	3,353	420
Less: Subdebt repurchase gain	—	(780)	—	(780)	—
Core operating revenue (non-GAAP)	71,196	74,794	64,326	145,987	119,954
Add: Tax (credits) depreciation on solar investments	—	—	862	—	798
Core operating revenue excluding solar tax impact (non-GAAP)	71,196	74,794	65,188	145,987	120,752
Core non-interest expense					
Non-interest expense (GAAP)	$ 37,529	$ 38,627	$ 34,347	$ 76,156	$ 68,743
Less: Other one-time expenses[1]	(285)	—	(316)	(285)	(739)
Core non-interest expense (non-GAAP)	37,244	38,627	34,031	75,871	68,004
Core net income					
Net Income (GAAP)	$ 21,642	$ 21,338	$ 19,613	$ 42,977	$ 33,778
Less: Securities (gain) loss	267	3,086	582	3,353	420
Less: Subdebt repurchase gain	—	(780)	—	(780)	—
Add: Other one-time expenses	285	—	316	285	739
Less: Tax on notable items	(147)	(604)	(233)	(753)	(300)
Core net income (non-GAAP)	22,047	23,040	20,278	45,082	34,637
Add: Tax (credits) depreciation on solar investments	—	—	862	—	798
Add: Tax effect of solar income	—	—	(224)	—	(207)
Core net income excluding solar tax impact (non-GAAP)	22,047	23,040	20,916	45,082	35,228
Tangible common equity					
Stockholders' equity (GAAP)	$ 528,614	$ 519,158	$ 498,041	$ 528,614	$ 498,041
Less: Minority interest	(133)	(133)	(133)	(133)	(133)
Less: Goodwill	(12,936)	(12,936)	(12,936)	(12,936)	(12,936)
Less: Core deposit intangible	(2,661)	(2,883)	(3,628)	(2,661)	(3,628)
Tangible common equity (non-GAAP)	512,884	503,206	481,344	512,884	481,344
Average tangible common equity					
Average stockholders' equity (GAAP)	$ 527,599	$ 502,485	$ 517,430	$ 515,111	$ 538,792
Less: Minority interest	(133)	(133)	(133)	(133)	(133)
Less: Goodwill	(12,936)	(12,936)	(12,936)	(12,936)	(12,936)
Less: Core deposit intangible	(2,769)	(2,991)	(3,755)	(2,879)	(3,886)
Average tangible common equity (non-GAAP)	511,761	486,425	500,606	499,163	521,837
Core return on average assets					
Denominator: Total average assets	$ 7,796,266	$ 7,821,851	$ 7,760,294	$ 7,808,988	$ 7,577,547
Core return on average assets (non-GAAP)	1.13%	1.19%	1.05%	1.16%	0.92%
Core return on average assets excluding solar tax impact (non-GAAP)	1.13%	1.19%	1.08%	1.16%	0.94%
Core return on average tangible common equity					
Denominator: Average tangible common equity	$ 511,761	$ 486,425	$ 500,606	$ 499,163	$ 521,837
Core return on average tangible common equity (non-GAAP)	17.28%	19.21%	16.25%	18.21%	13.38%
Core return on average tangible common equity excluding solar tax impact (non-GAAP)	17.28%	19.21%	16.76%	18.21%	13.61%
Core efficiency ratio					
Numerator: Core non-interest expense (non-GAAP)	$ 37,244	$ 38,627	$ 34,031	$ 75,871	$ 68,004
Core efficiency ratio (non-GAAP)	52.31%	51.64%	52.90%	51.97%	56.69%
Core efficiency ratio excluding solar tax impact (non-GAAP)	52.31%	51.64%	52.20%	51.97%	56.32%

(1) Severance expense for positions eliminated plus, for 2022, expenses related to the termination of the merger agreement with Amalgamated Bank of Chicago.

18